Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Strong Second Quarter Results, Raises Full-Year Outlook

Chicago, Ill. - August 1, 2024 — Kellanova (NYSE: K) today announced results for its second quarter of 2024, and raised its outlook for the full year.

Highlights:

•While net sales in the second quarter were negatively impacted by adverse currency translation and the 2023 divestiture of its business in Russia, the Company's organic-basis growth remained within its long-term target range.

•Double-digit operating profit growth was sustained, as the Company continued to improve profit margins faster than expected.

•Earnings per share again increased at a double-digit rate, reflecting the higher operating profit.

•On the strength of its first-half results, the Company raised its full-year 2024 guidance for organic net sales growth, adjusted-basis operating profit, adjusted-basis earnings per share, net cash provided by operating activities and free cash flow.

"We delivered another strong financial performance in the second quarter. Our top-line growth featured a return to volume growth in two of our Regions, and improvements in other markets, led by our biggest brand Pringles. This was supported by fully restored commercial activity, including a double-digit increase in brand building investment while still improving profit margins ," commented Steve Cahillane, Kellanova’s Chairman, President and Chief Executive Officer. "This level of performance, which has been sustained since our spin-off last fall, provides clear evidence that Kellanova is a more focused, more growth-oriented, and more profitable Company today."

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change
Reported Net Sales	$3,192	$3,351	(4.7)%	$6,392	$6,693	(4.5)%
Organic Net Sales *	$3,464	$3,330	4.0%	$6,959	$6,645	4.7%

Reported Operating Profit	$493	$417	18.0%	$886	$763	15.9%
Adjusted Operating Profit *	$502	$443	13.3%	$1,009	$846	19.2%
Currency-Neutral Adjusted Operating Profit *	$516	$443	16.4%	$1,039	$846	22.7%

Reported Diluted Earnings Per Share	$1.00	$0.85	17.6%	$1.78	$1.52	17.1%
Adjusted Diluted Earnings Per Share *	$1.01	$0.90	12.2%	$2.02	$1.68	20.2%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.03	$0.90	14.4%	$2.07	$1.68	23.2%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
Second quarter 2024 GAAP (or "reported") net sales were down 5% year on year, as significantly adverse foreign currency translation and last year's Russia divestiture offset increased price/mix. On an organic basis, which excludes the impact of currency and divestiture, the Company's net sales increased by 4%.

Through the first half of the year, reported net sales decreased by 5% year on year, as significantly adverse foreign currency translation and last year's Russia divestiture offset increased price/mix. On an organic basis, which excludes the impact of currency and divestiture, the Company's net sales increased by 5%.

Reported operating profit in the second quarter increased 18% year on year, on a favorable swing in net mark-to-market, a continued improvement in gross profit margin, and reimbursement for transition services provided to WK Kellogg Co, partially offset by up-front charges related to network optimization projects. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 13%, and excluding currency translation, it increased by 16%.

Through the first half of the year, reported operating profit increased 16% year on year from a improvement in gross profit margin, positive net mark-to-market, and reimbursement for transition services provided to WK Kellogg Co, partially offset by up-front charges related to network optimization projects. On an adjusted basis, operating profit increased 19% and excluding currency translation, increased 23%.

Reported earnings per share in the second quarter increased by 18% year on year, due to the higher operating profit and increased other income, offset by higher interest expense. On an adjusted basis, earnings per share increased 12%, and excluding currency translation, adjusted earnings per share increased by 14%.

Through the first half of the year, reported earnings per share increased by 17% year on year due to the higher operating profit and increased other income, offset by higher interest expense. On an adjusted basis, operating earnings per share increased 20% and excluding currency translation, adjusted earnings per share increased by 23%.

Year-to-date net cash provided by operating activities was $740 million, representing a meaningful increase from the year-earlier period's $644 million, aided by a planned, one-time distribution out of a postretirement plan. Capital expenditure of $297 million was lower than the prior year, due to the year-earlier period including capital expenditure of the since-separated WK Kellogg Co. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was $443 million year-to-date, an increase over the $305 million generated during the year-earlier period.

Second Quarter Business Performance

Please refer to the segment tables in the back of this document.
Kellanova in the second quarter continued to deliver on-algorithm growth in organic net sales and currency-neutral and adjusted-basis operating profit. As planned, the Company has restored full commercial activity, including increased innovation launched during the second quarter. As a result, while industry-wide category elasticities remained a headwind, the Company was able to sustain a trend of sequential quarterly improvement in volumes across North America, Europe, and Latin America, as well as AMEA outside of Nigeria. Aided by productivity and moderating cost inflation, Kellanova also continued to improve its profit margins, even with a double-digit increase in brand building investment. On the heels of a similarly strong first quarter, this second-quarter performance enabled the Company to raise its financial guidance for the full year, while retaining a prudent stance toward second-half expectations.

North America’s net sales in the second quarter increased slightly year on year, both on a reported and organic basis, driven by a return to volume growth. North America's second-quarter reported operating profit increased by 21% year on year, reflecting improving gross profit margin and reimbursement for expenses related to transition services provided to WK Kellogg Co, partially offset by increased brand building investment. On an adjusted and currency-neutral adjusted basis, operating profit increased by 25%.

In the first half of the year, reported net sales and organic net sales increased slightly as volume pressures were offset by the positive impact of prior-year revenue growth management actions necessary to cover cost inflation. Reported operating profit increased 23%, reflecting improving gross profit margin and reimbursement for expenses related to transition services provided to WK Kellogg Co, partially offset by increased brand building investment and higher up-front charges related to the separation and a network optimization project. On an adjusted and currency-neutral adjusted basis, operating profit increased by 32%

Europe's reported net sales decreased 5% year on year in the second quarter, reflecting volume pressured by elasticity across categories and last year's divestiture of operations in Russia, partially offset by the positive impact of revenue growth management actions over the past year to cover cost inflation. On an organic basis, net sales decreased 1%. Europe’s second-quarter reported operating profit increased by 6% year on year, reflecting an improving gross profit margin partially offset by a substantial increase in brand building investment. On an adjusted basis, operating profit increased by 6%, and excluding currency translation it increased by 7%.

In the first half of the year, reported net sales decreased 3% year on year, reflecting volume pressured by elasticity across categories and last year's divestiture of operations in Russia, partially offset by the positive impact of revenue growth management actions over the past year to cover cost inflation. On an organic basis, net sales increased 1%. Reported operating profit decreased by 29% year on year, reflecting up-front charges related to a network optimization project, last year's divestiture of operations in Russia, and a substantial increase in brand building investment. On an adjusted basis, operating profit increased 6% and excluding currency translation, operating profit increased by 6%.

Latin America's second quarter reported net sales increased 2% year on year, driven by growth in both volume and price/mix. On an organic basis, net sales increased by 4%. Reported operating profit in the second quarter increased by 25% year on year, due to a positive swing in mark-to-market, higher net sales, improving gross profit margin, and favorable currency translation. Adjusted operating profit grew 6% and currency-neutral adjusted operating profit increased by 5%.

In the first half of the year, reported net sales increased 6% year on year, reflecting growth in both volume and price/mix, as well as favorable foreign currency translation. On an organic basis, net sales increased 4%. Reported operating profit increased by 24% year on year, reflecting a positive swing in mark-to-market, higher net sales, and an improving gross profit margin. On an adjusted basis, operating profit increased 5% and excluding currency translation, operating profit increased by 1%.

Asia Pacific, Middle East and Africa's ("AMEA's") second quarter reported net sales decreased by 21% year on year, due to significantly adverse foreign currency translation, principally related to the Nigerian Naira, which more than offset the impact of higher price/mix. On an organic basis, net sales increased by 16%. AMEA's second-quarter reported operating profit decreased by 11% year on year, due to significantly adverse foreign currency translation and increased brand building investment, which more than offset the impact of an improving gross profit margin. On an adjusted basis, operating profit decreased by 11%, and excluding currency translation it increased by 9%.

In the first half of the year, reported net sales decreased 22% year on year, due to significantly adverse foreign currency translation, principally related to the Nigerian Naira, which more than offset the impact of higher price/mix. On an organic basis, net sales increased 18%. Reported and adjusted operating profit decreased 5% year on year, due to significantly adverse foreign currency translation and higher brand building investment, which more than offset an improving gross profit margin. On an adjusted basis and excluding currency translation, operating profit increased 20%.

Kellanova Raises its Financial Guidance for the Full Year 2024
The Company raised its financial guidance for 2024, reflecting its stronger-than-anticipated first-half results. Specifically, the Company now projects:

•Organic-basis net sales growth guidance is raised to 3.5% or better, from its previous guidance of approximately 3% or better. This growth, against a recast 2023, remains within the Company's long-term target range, and will continue to be led by the Company's priority snacks brands and emerging markets.

•Adjusted-basis operating profit guidance range is raised and narrowed to approximately $1,875-1,900 million, from previous guidance of approximately $1,850-1,900 million. This guidance implies strong currency-neutral growth against a recast 2023.

•Adjusted-basis earnings per share guidance range is raised to approximately $3.65-3.75, from approximately $3.55-3.65, reflecting the strength of the first-half operating profit and other income.

•Net cash provided by operating activities is now forecast to be above $1.7 billion, with capital expenditure of about $0.7 billion, which is elevated this year for the expansion of Pringles capacity in emerging markets. As a result, free cash flow is now expected to be above $1.0 billion.

Reconciliation of non-GAAP measures
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

The adjusted-basis dollar range guidance shown below incorporates an impact from foreign currency based solely on prevailing exchange rates as of June 29, 2024.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2024:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment/separation costs (pre-tax)		$60-$70M	$0.17 - $0.20
Network optimization (pre-tax)		$120-$130M	$0.34 - $0.37
Income tax impact applicable to adjustments, net**			$0.11 - $0.12
Adjusted guidance *		$1,875-$1,900M	$3.65 - $3.75
Organic guidance *	3.5%+
* Guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2024 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Free Cash Flow Guidance
(billions)

Full Year 2024
Net cash provided by (used in) operating activities	$1.7+
Additions to properties	~ ($0.7)
Free Cash Flow	$1.0+

Guidance and goals for net sales, operating profit, and earnings per share are expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, spin-offs, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Conference Call / Webcast
Kellanova will host a conference call to discuss results and outlook on Thursday, August 1st, 2024, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kellanova.com. Information regarding the rebroadcast is available at http://investor.kellanova.com.

About Kellanova
With $13 billion in net sales in 2023, Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years.
Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies
Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better
Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://
www.kellanova.com.

Non-GAAP Financial Measures

This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents. With respect to net debt, cash and cash equivalents are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning and expectations, among other things, the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, financial principles, and plans; and the Company’s sales, earnings, margins, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, free cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, ESG performance, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including the ability to realize the intended benefits of the separation of WK Kellogg Co (the “separation”); the possibility of disruption resulting from the separation, including changes to existing business relationships, disputes, litigation or unanticipated costs; uncertainty of the expected financial performance of the Company following completion of the separation; negative effects on the market price of the Company's securities and/or on the financial performance of the Company as a result of the separation; evolving legal, regulatory and tax regimes; changes in general economic and/or industry-specific conditions; actions by third parties, including government agencies; and other risk factors as detailed from time to time in the Company's reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, and periodic Current Reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net sales	$3,192	$3,351	$6,392	$6,693
Cost of goods sold	2,031	2,257	4,200	4,615
Selling, general and administrative expense	668	677	1,306	1,315
Operating profit	493	417	886	763
Interest expense	83	73	166	143
Other income (expense), net	33	28	76	45
Income from continuing operations before income taxes	443	372	796	665
Income taxes	97	77	179	138
Earnings (loss) from unconsolidated entities	1	3	1	5
Net income (loss) from continuing operations	347	298	618	532
Net income (loss) attributable to noncontrolling interests	3	5	7	9
Income (loss) from discontinued operations, net of taxes	—	64	—	132
Net income (loss) attributable to Kellanova	$344	$357	$611	$655
Per share amounts:
Earnings Per Common Share - Basic
Earnings (loss) from continuing operations	$1.01	$0.85	$1.79	$1.53
Earnings (loss) from discontinued operations	$—	$0.19	$—	$0.38
Net Earnings (loss) Per Common Share - Basic	$1.01	$1.04	$1.79	$1.91
Earnings Per Common Share - Diluted
Earnings (loss) from continuing operations	$1.00	$0.85	$1.78	$1.52
Earnings (loss) from discontinued operations	$—	$0.18	$—	$0.38
Net Earnings (loss) Per Common Share - Diluted	$1.00	$1.03	$1.78	$1.90
Average shares outstanding:
Basic	342	343	342	342
Diluted	345	345	344	345
Actual shares outstanding at period end			342	342

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	June 29, 2024	July 1, 2023
Operating activities
Net income	$618	$664
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	181	226
Impairment of property	60	—
Postretirement benefit plan expense (benefit)	(26)	(32)
Deferred income taxes	30	(9)
Stock compensation	41	43
Other	18	(10)
Distribution from postretirement benefit plan	175	—
Postretirement benefit plan contributions	(32)	(11)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(177)	(193)
Inventories	5	17
Accounts payable	63	(39)
All other current assets and liabilities	(216)	(12)
Net cash provided by (used in) operating activities	740	644
Investing activities
Additions to properties	(297)	(339)
Issuance of notes receivable	—	(4)
Purchases of marketable securities	(177)	—
Sales of marketable securities	13	—
Purchases of available for sale securities	—	(9)
Sales of available for sale securities	—	10
Settlement of net investment hedges	(7)	17
Collateral paid on derivatives	—	(18)
Other	14	(1)
Net cash provided by (used in) investing activities	(454)	(344)
Financing activities
Net issuances (reductions) of notes payable	85	(7)
Issuances of long-term debt	619	401
Reductions of long-term debt	(652)	(221)
Net issuances of common stock	45	45
Common stock repurchases	—	(60)
Cash dividends	(383)	(404)
Other	(4)	(53)
Net cash provided by (used in) financing activities	(290)	(299)
Effect of exchange rate changes on cash and cash equivalents	2	8
Increase (decrease) in cash and cash equivalents	(2)	9
Cash and cash equivalents at beginning of period	274	299
Cash and cash equivalents at end of period	$272	$308

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	$740	$644
Additions to properties	(297)	(339)
Free cash flow (operating cash flow less property additions) (a)	$443	$305

(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	June 29, 2024	December 30, 2023
	(unaudited)
Current assets
Cash and cash equivalents	$272	$274
Accounts receivable, net	1,654	1,568
Inventories	1,185	1,243
Other current assets	359	245
Total current assets	3,470	3,330
Property, net	3,118	3,212
Operating lease right-of-use assets	640	661
Goodwill	5,043	5,160
Other intangibles, net	1,804	1,930
Investments in unconsolidated entities	107	184
Other assets	1,117	1,144
Total assets	$15,299	$15,621
Current liabilities
Current maturities of long-term debt	$650	$663
Notes payable	206	121
Accounts payable	2,267	2,314
Current operating lease liabilities	128	121
Accrued advertising and promotion	697	766
Accrued salaries and wages	202	278
Other current liabilities	624	797
Total current liabilities	4,774	5,060
Long-term debt	5,007	5,089
Operating lease liabilities	510	532
Deferred income taxes	526	497
Pension liability	580	613
Other liabilities	475	461
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,082	1,101
Retained earnings	9,027	8,804
Treasury stock, at cost	(4,699)	(4,794)
Accumulated other comprehensive income (loss)	(2,208)	(2,041)
Total Kellanova equity	3,307	3,175
Noncontrolling interests	120	194
Total equity	3,427	3,369
Total liabilities and equity	$15,299	$15,621

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended June 29, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(7)	$(3)	$10	$—	$—	$—	$—	$10	$0.03
Separation costs (pre-tax)	1	5	(6)	—	—	—	—	(6)	(0.02)
Network optimization (pre-tax)	9	—	(9)	—	—	—	—	(9)	(0.03)
Business and portfolio realignment (pre-tax)	—	4	(4)	—	—	—	—	(4)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(4)	—	4	0.01
Foreign currency impact	(224)	(34)	(14)	4	(3)	(5)	3	(5)	(0.02)
Adjustments to adjusted basis	$(221)	$(28)	$(23)	$4	$(3)	$(9)	$3	$(10)	$(0.03)

	Quarter ended July 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$16	$3	$(19)	$—	$—	$—	$—	$(19)	$(0.05)
Separation costs (pre-tax)	—	7	(7)	—	—	—	—	(7)	(0.02)
Business and portfolio realignment (pre-tax)	—	—	—	—	—	—	—	—	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(8)	—	8	0.02
Adjustments to adjusted basis	$16	$9	$(25)	$—	$—	$(8)	$—	$(18)	$(0.05)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 2
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Year-to-date period ended June 29, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$3	$(12)	$9	$—	$13	$—	$—	$22	$0.06
Separation costs (pre-tax)	3	16	(19)	—	—	—	—	(19)	(0.05)
Network optimization (pre-tax)	109	—	(109)	—	—	—	—	(109)	(0.32)
Business and portfolio realignment (pre-tax)	—	4	(4)	—	—	—	—	(4)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(25)	—	25	0.07
Foreign currency impact	(474)	(63)	(30)	8	(21)	(14)	13	(16)	(0.05)
Adjustments to adjusted basis	$(359)	$(55)	$(153)	$8	$(8)	$(39)	$13	$(101)	$(0.29)

	Year-to-date period ended July 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest Expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$69	$5	$(74)	$—	$—	$—	$—	$(74)	$(0.21)
Separation costs (pre-tax)	—	8	(8)	—	—	—	—	(8)	(0.02)
Business and portfolio realignment (pre-tax)	—	1	(1)	—	—	—	—	(1)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(26)	—	26	0.07
Adjustments to adjusted basis	$69	$14	$(82)	$—	$—	$(26)	$—	$(57)	$(0.16)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,658	$639	$333	$564	$(2)	$3,192
Foreign currency impact	(2)	(5)	(5)	(260)	—	(272)
Organic net sales	$1,660	$644	$338	$824	$(2)	$3,464

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,645	$668	$326	$712	$—	$3,351
Divestitures	—	21	—	—	—	21
Organic net sales	$1,645	$647	$326	$712	$—	$3,330

% change - 2024 vs. 2023:
Reported growth	0.8%	(4.5)%	2.3%	(20.8)%	n/m	(4.7)%
Foreign currency impact	(0.1)%	(0.8)%	(1.5)%	(36.6)%	n/m	(8.1)%
Currency-neutral growth	0.9%	(3.7)%	3.8%	15.8%	n/m	3.4%
Divestitures	—%	(3.1)%	—%	—%	n/m	(0.6)%
Organic growth	0.9%	(0.6)%	3.8%	15.8%	n/m	4.0%
Volume (tonnage)	2.0%	(6.4)%	3.3%	(11.7)%	n/m	(4.0)%
Pricing/mix	(1.1)%	5.8%	0.5%	27.5%	n/m	8.0%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$3,346	$1,238	$647	$1,164	$(3)	$6,392
Foreign currency impact	(2)	2	12	(579)	—	(567)
Organic net sales	$3,348	$1,236	$635	$1,743	$(3)	$6,959

Year-to-date period ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$3,331	$1,272	$609	$1,482	$(1)	$6,693
Divestitures	—	48	—	—	—	48
Organic net sales	$3,331	$1,224	$609	$1,482	$(1)	$6,645

% change - 2024 vs. 2023:
Reported growth	0.5%	(2.7)%	6.3%	(21.5)%	n/m	(4.5)%
Foreign currency impact	—%	0.2%	1.9%	(39.1)%	n/m	(8.5)%
Currency-neutral growth	0.5%	(2.9)%	4.4%	17.6%	n/m	4.0%
Divestitures	—%	(3.8)%	—%	—%	n/m	(0.7)%
Organic growth	0.5%	0.9%	4.4%	17.6%	n/m	4.7%
Volume (tonnage)	(1.5)%	(6.7)%	1.2%	(5.8)%	n/m	(3.6)%
Pricing/mix	2.0%	7.6%	3.2%	23.4%	n/m	8.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported gross profit	$1,161	$1,094	$2,192	$2,078
Mark-to-market	7	(16)	(3)	(69)
Separation costs	(1)	—	(3)	—
Network optimization	(9)	—	(109)	—
Business and portfolio realignment	—	—	—	—
Adjusted gross profit	1,164	1,110	2,307	2,147
Foreign currency impact	(48)	—	(93)	—
Currency-neutral adjusted gross profit	$1,212	$1,110	$2,400	$2,147
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported gross margin	36.4%	32.7%	34.3%	31.0%
Mark-to-market	0.2%	(0.4)%	—%	(1.1)%
Separation costs	—%	—%	(0.1)%	—%
Network optimization	(0.3)%	—%	(1.7)%	—%
Business and portfolio realignment	—%	—%	—%	—%
Adjusted gross margin	36.5%	33.1%	36.1%	32.1%
Foreign currency impact	1.5%	—%	1.6%	—%
Currency-neutral adjusted gross margin	35.0%	33.1%	34.5%	32.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$339	$111	$46	$60	$(63)	$493
Mark-to-market	—	—	4	—	6	10
Separation costs	(5)	—	—	—	(1)	(6)
Network optimization	(10)	1	—	—	—	(9)
Business and portfolio realignment	(4)	—	—	—	—	(4)
Adjusted operating profit	$358	$110	$42	$60	$(68)	$502
Foreign currency impact	—	(1)	—	(13)	—	(14)
Currency-neutral adjusted operating profit	$358	$111	$42	$73	$(68)	$516

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$280	$104	$36	$67	$(70)	$417
Mark-to-market	—	—	(3)	—	(16)	(19)
Separation costs	(7)	—	—	—	—	(7)
Business and portfolio realignment	—	—	—	—	—	—
Adjusted operating profit	$286	$104	$40	$67	$(54)	$443

% change - 2024 vs. 2023:
Reported growth	21.2%	6.4%	25.3%	(11.1)%	10.4%	18.0%
Mark-to-market	—%	—%	18.3%	—%	38.2%	7.4%
Separation costs	1.0%	—%	1.2%	—%	(2.5)%	0.3%
Network optimization	(3.4)%	0.9%	—%	—%	—%	(1.9)%
Business and portfolio realignment	(1.4)%	(0.3)%	(0.1)%	—%	(0.4)%	(1.1)%
Adjusted growth	25.0%	5.8%	5.9%	(11.1)%	(24.9)%	13.3%
Foreign currency impact	—%	(0.7)%	1.2%	(20.1)%	0.3%	(3.1)%
Currency-neutral adjusted growth	25.0%	6.5%	4.7%	9.0%	(25.2)%	16.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$674	$139	$73	$135	$(135)	$886
Mark-to-market	—	—	5	—	4	9
Separation costs	(15)	—	—	—	(4)	(19)
Network optimization	(40)	(69)	—	—	—	(109)
Business and portfolio realignment	(4)	—	—	—	—	(4)
Adjusted operating profit	$733	$208	$68	$135	$(135)	$1,009
Foreign currency impact	(1)	1	3	(33)	—	(30)
Currency-neutral adjusted operating profit	$734	$207	$65	$168	$(135)	$1,039

Year-to-date period ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$549	$196	$58	$141	$(181)	$763
Mark-to-market	—	—	(5)	—	(69)	(74)
Separation costs	(8)	—	—	—	—	(8)
Business and portfolio realignment	—	—	—	—	(1)	(1)
Adjusted operating profit	$557	$196	$63	$141	$(111)	$846

% change - 2024 vs. 2023:
Reported growth	22.9%	(29.2)%	23.7%	(4.5)%	25.4%	15.9%
Mark-to-market	—%	—%	18.3%	—%	48.9%	11.2%
Separation costs	(1.1)%	—%	1.0%	—%	(3.3)%	(1.2)%
Network optimization	(7.2)%	(35.2)%	—%	—%	—%	(12.9)%
Business and portfolio realignment	(0.6)%	(0.1)%	(0.1)%	—%	0.3%	(0.4)%
Adjusted growth	31.8%	6.1%	4.5%	(4.5)%	(20.5)%	19.2%
Foreign currency impact	—%	0.6%	4.0%	(24.0)%	0.7%	(3.5)%
Currency-neutral adjusted growth	31.8%	5.5%	0.5%	19.5%	(21.2)%	22.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended		Year ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported operating margin	15.4%	12.5%	13.9%	11.4%
Mark-to-market	0.3%	(0.5)%	0.2%	(1.1)%
Separation costs	(0.2)%	(0.2)%	(0.3)%	(0.1)%
Network optimization	(0.3)%	—%	(1.7)%	—%
Business and portfolio realignment	(0.1)%	—%	(0.1)%	—%
Adjusted operating margin	15.7%	13.2%	15.8%	12.6%
Foreign currency impact	0.8%	—%	0.9%	—%
Currency-neutral adjusted operating margin	14.9%	13.2%	14.9%	12.6%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported other income (expense)	$33	$28	$76	$45
Mark-to-market	—	—	13	—
Adjusted other income (expense)	$33	$28	$63	$45
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported income taxes	$97	$77	$179	$138
Mark-to-market	3	(5)	6	(19)
Separation costs	(1)	(7)	(4)	(10)
Network optimization	(5)	—	(26)	—
Business and portfolio realignment	(1)	4	(1)	3
Adjusted income taxes	$101	$85	$204	$164
Reported effective tax rate	21.9%	20.7%	22.5%	20.8%
Mark-to-market	0.1%	(0.2)%	0.1%	(0.4)%
Separation costs	—%	(1.4)%	0.1%	(1.2)%
Network optimization	(0.6)%	—%	(0.2)%	—%
Business and portfolio realignment	—%	1.0%	—%	0.5%
Adjusted effective tax rate	22.4%	21.3%	22.5%	21.9%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 12
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Reported EPS from continuing operations	$1.00	$0.85	$1.78	$1.52
Mark-to-market (pre-tax)	0.03	(0.05)	0.06	(0.21)
Separation costs (pre-tax)	(0.02)	(0.02)	(0.05)	(0.02)
Network optimization (pre-tax)	(0.03)	—	(0.32)	—
Business and portfolio realignment (pre-tax)	—	—	—	—
Income tax impact applicable to adjustments, net*	0.01	0.02	0.07	0.07
Adjusted EPS from continuing operations	$1.01	$0.90	$2.02	$1.68
Foreign currency impact	(0.02)	—	(0.05)	—
Currency-neutral adjusted EPS from continuing operations	$1.03	$0.90	$2.07	$1.68
Currency-neutral adjusted EPS growth	14.4%		23.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 13
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter 2024 vs. 2023:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	1.1%	(0.1)%	1.2%	—%	1.2%
Frozen	(0.7)%	(0.1)%	(0.6)%	—%	(0.6)%
Europe
Snacks	(3.0)%	(1.0)%	(2.0)%	(3.0)%	1.0%
Cereal	(6.6)%	(0.6)%	(6.0)%	(3.3)%	(2.7)%
Latin America
Snacks	0.5%	(3.6)%	4.1%	—%	4.1%
Cereal	3.6%	(0.2)%	3.8%	—%	3.8%
AMEA
Snacks	5.0%	(7.5)%	12.5%	—%	12.5%
Cereal	(3.3)%	(6.8)%	3.5%	—%	3.5%
Noodles and other	(45.5)%	(71.0)%	25.5%	—%	25.5%

Kellanova and Subsidiaries
Exhibit 14
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter year-to-date 2024 vs. 2023:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	0.7%	—%	0.7%	—%	0.7%
Frozen	(0.7)%	—%	(0.7)%	—%	(0.7)%
Europe
Snacks	(1.7)%	—%	(1.7)%	(4.0)%	2.3%
Cereal	(4.0)%	0.4%	(4.4)%	(3.6)%	(0.8)%
Latin America
Snacks	1.6%	0.2%	1.4%	—%	1.4%
Cereal	9.4%	2.9%	6.5%	—%	6.5%
AMEA
Snacks	0.2%	(6.9)%	7.1%	—%	7.1%
Cereal	(6.3)%	(7.6)%	1.3%	—%	1.3%
Noodles and other	(42.9)%	(76.9)%	34.0%	—%	34.0%

Kellanova and Subsidiaries
Exhibit 15
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	June 29, 2024	December 31, 2023
Notes payable	$206	$121
Current maturities of long-term debt	650	663
Long-term debt	5,007	5,089
Total debt liabilities	5,863	5,873
Less:
Cash and cash equivalents	(272)	(274)
Net debt	$5,591	$5,599

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $10 million and $22 million for the quarter and year-to-date period ended June 29, 2024, respectively. Included within the aforementioned was a pre-tax mark-to-market gain for a postretirement plan remeasurement of $13 million for the year-to-date period ended June 29, 2024. Additionally, we recorded a pre-tax mark-to-market loss of $19 million and $74 million for the quarter and year-to-date period ended July 1, 2023, respectively.

Separation costs
The Company successfully completed the separation transaction on October 2, 2023. We incurred pre-tax charges related to the separation of $6 million and $19 million for the quarter and year-to-date period ended June 29, 2024, respectively. We recorded $7 million and $8 million for the quarter and year-to-date period ended July 1, 2023, respectively.

Network optimization
Costs related to reorganizations to increase the productivity and efficiency of the Company's supply chain. As a result, we incurred pre-tax charges, primarily related to severance and asset impairment, of $9 million and $109 million for the quarter and year-to-date period ended June 29, 2024, respectively.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we recorded pre-tax charges, primarily related to reorganizations, of $4 million for the quarter and year-to-date period ended June 29, 2024. Additionally, we recorded pre-tax charges of $1 million for the year-to-date period ended July 1, 2023.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.